Exhibit 99.1

Icahn Enterprises L.P. Investor Presentation March 2015

Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements This presentation contains certain statements that are, or may be deemed to be, “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements included herein, other than statements that relate solely to historical fact, are “forward - looking statements . ” Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends . Forward - looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact . Our expectations, beliefs and projections are expressed in good faith and we believe that there is a reasonable basis for them . However, there can be no assurance that these expectations, beliefs and projections will result or be achieved . There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward - looking statements contained in this presentation . These risks and uncertainties are described in our Annual Report on Form 10 - K for the year ended December 31 , 2014 . There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward - looking statements . All forward - looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation . Except to the extent required by law, we undertake no obligation to update or revise forward - looking statements to reflect events or circumstances after the date such statements are made or to reflect the occurrence of unanticipated events . Non - GAAP Financial Measures This presentation contains certain non - GAAP financial measures, including EBITDA, Adjusted EBITDA, Indicative Net Asset Value and Adjusted Net Income . The non - GAAP financial measures contained herein have limitations as analytical tools and should not be considered in isolation or in lieu of an analysis of our results as reported under U . S . GAAP . These non - GAAP measures should be evaluated only on a supplementary basis in connection with our U . S . GAAP results, including those reported in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10 - K for the year ended December 31 , 2014 .

Investment Highlights  IEP stock performance has meaningfully outpaced all its peers 3 (1) April 1, 2009 is the approximate beginning of the economic recovery. Source : Bloomberg. Includes reinvestment of distributions. Based on the share price as of February 27, 2015. Time Period IEP Berkshire Leucadia Loews S&P 500 Dow Jones Russell 2000 3 Years ended February 27, 2014 164% 88% -12% 7% 64% 51% 59% 5 Years ended February 27, 2014 137% 85% 8% 16% 112% 100% 110% 7 Years ended February 27, 2014 29% 58% -43% 3% 84% 79% 98% April 1, 2009(1) through February 27, 2014 365% 155% 72% 93% 199% 179% 216% January 1, 2000 through February 27, 2014 1564% 294% 251% 361% 91% 126% 198% April 1, 2009(1) through February 27, 2014 29.7% 17.2% 9.6% 11.7% 20.3% 18.9% 21.4% January 1, 2000 through February 27, 2014 20.4% 9.5% 8.6% 10.6% 4.4% 5.5% 7.5% Gross Return on Investment in Stock Annualized Return

Investment Highlights

- **Mr. Icahn believes that the current environment continues to be conducive to activism**
  - Several factors are responsible for this:
    1) low interest rates, which make acquisitions much less costly and therefore much more attractive,
    2) abundance of cash rich companies that would benefit from making synergistic acquisitions, and
    3) the current awareness by many institutional investors that the prevalence of mediocre top management and non-caring boards at many of America's companies must be dealt with if we are ever going to end high unemployment and be able to compete in world markets
  - **But an activist catalyst is often needed to make an acquisition happen**
  - We, at IEP, have spent years engaging in the activist model and believe it is the catalyst needed to drive highly accretive M&A and consolidation activity
  - As a corollary, low interest rates will greatly increase the ability of the companies IEP controls to make judicious, friendly or not so friendly, acquisitions using our activist expertise
- **Proven track record of delivering superior returns**
  - **IEP total stock return of *1,564%*[(1)] since January 1, 2000**
    - S&P 500, Dow Jones Industrial and Russell 2000 indices returns of approximately 91%, 126% and 198% respectively over the same period
  - **Icahn Investment Funds performance since inception in November 2004**
    - Total return of approximately 231%[(2)] and compounded average annual return of approximately 12%[(2)]
    - Returns of 33.3%, 15.2%, 34.5%, 20.2%[(3)], 30.8% and (7.4%) in 2009, 2010, 2011, 2012, 2013, and 2014[(4)] respectively
- **Recent Financial Results**
  - Adjusted Net Loss attributable to Icahn Enterprises of $221 million[(5)] for the year ended December 31, 2014
  - Indicative Net Asset Value of approximately $8.4 billion as of December 31, 2014
  - Adjusted EBITDA attributable to Icahn Enterprises of approximately $1.0 billion for the year ended December 31, 2014
- **$6.00 annual distribution (6.1% yield as of February 27, 2015)**

(1) Source: Bloomberg. Includes reinvestment of distributions. Based on the share price as of February 27, 2015.
(2) Returns calculated as of December 31, 2014.
(3) Returns assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Fund returns were approximately 6.6% when excluding returns on CVR Energy after it became a consolidated entity.
(4) For the year ended December 31, 2014
(5) See slide 41 for the adjusted net income calculation

4

The Icahn Strategy

Across all of our businesses, our success is based on a simple formula: we seek to find undervalued companies in the Graham & Dodd tradition, a methodology for valuing stocks that primarily looks for deeply depressed prices. However, while the typical Graham & Dodd value investor purchases undervalued securities and waits for results, we often become actively involved in the companies we target. That activity may involve a broad range of approaches, from influencing the management of a target to take steps to improve shareholder value, to acquiring a controlling interest or outright ownership of the target company in order to implement changes that we believe are required to improve its business, and then operating and expanding that business. This activism has brought about very strong returns over the years.

Today, we are a diversified holding company owning subsidiaries engaged in the following operating businesses: Investment, Automotive, Energy, Metals, Railcar, Gaming, Food Packaging, Real Estate and Home Fashion. Through our Investment segment, as of February 27, 2015, we have significant positions in various investments, which include Apple Inc. (AAPL), eBay Inc. (EBAY), Chesapeake Energy (CHK), Hertz Global Holdings, Inc. (HTZ), Hologic Inc. (HOLX), Nuance Communications, Inc. (NUAN), Herbalife Ltd. (HLF), Talisman Energy Inc. (TLM), Navistar International Corp. (NAV), Netflix (NFLX), Gannett Co., Inc. (GCI), Transocean Ltd. (RIG), Mentor Graphics Corporation (MENT), Manitowoc Company Inc. (MTW) and Seventy Seven Energy Inc. (SSE).

Several of our operating businesses started out as investment positions in debt or equity securities, held either directly by our Investment segment or Mr. Icahn. Those positions ultimately resulted in control or complete ownership of the target company. In 2012, we acquired a controlling interest in CVR Energy, Inc. ("CVR") which started out as a position in our Investment segment and is now an operating subsidiary that comprises our Energy segment. As of February 27, 2015, based on the closing sale price of CVR stock and distributions since we acquired control, we had a gain of approximately $2.3 billion on our purchase of CVR. The recent acquisition of CVR, like our other operating subsidiaries, reflects our opportunistic approach to value creation, through which returns may be obtained by, among other things, promoting change through minority positions at targeted companies in our Investment segment or by acquiring control of those target companies that we believe we could run more profitably ourselves.

In 2000, we began to expand our business beyond our traditional real estate activities, and to fully embrace our activist strategy. On January 1, 2000, the closing sale price of our depositary units was $7.625 per depositary unit. On February 27, 2015, our depositary units closed at $97.67 per depositary unit, representing an increase of approximately 1,564% since January 1, 2000 (including reinvestment of distributions into additional depositary units and taking into account in-kind distributions of depositary units). Comparatively, the S&P 500, Dow Jones Industrial and Russell 2000 indices increased approximately 91%, 126% and 198%, respectively, over the same period (including reinvestment of distributions into those indices).

During the next several years, we see a favorable opportunity to follow an activist strategy that centers on the purchase of target stock and the subsequent removal of any barriers that might interfere with a friendly purchase offer from a strong buyer. Alternatively, in appropriate circumstances, we or our subsidiaries may become the buyer of target companies, adding them to our portfolio of operating subsidiaries, thereby expanding our operations through such opportunistic acquisitions. We believe that the companies that we target for our activist activities are undervalued for many reasons, often including inept management. Unfortunately for the individual investor, in particular, and the economy, in general, many poor management teams are often unaccountable and very difficult to remove.

5

The Icahn Strategy (continued)

Unlike the individual investor, we have the wherewithal to purchase companies that we feel we can operate more effectively than incumbent management. In addition, through our Investment segment, we are in a position to pursue our activist strategy by purchasing stock or debt positions and trying to promulgate change through a variety of activist approaches, ranging from speaking and negotiating with the board and CEO to proxy fights, tender offers and taking control. We work diligently to enhance value for all shareholders and we believe that the best way to do this is to make underperforming management teams and boards accountable or to replace them.

The Chairman of the Board of our general partner, Carl C. Icahn, has been an activist investor since 1980. Mr. Icahn believes that the current environment continues to be conducive to activism. Many major companies have substantial amounts of cash. We believe that they are hoarding cash, rather than spending it, because they do not believe investments in their business will translate to earnings.

We believe that one of the best ways for many cash-rich companies to achieve increased earnings is to use their large amounts of excess cash, together with advantageous borrowing opportunities, to purchase other companies in their industries and take advantage of the meaningful synergies that could result. In our opinion, the CEOs and Boards of Directors of undervalued companies that would be acquisition targets are the major road blocks to this logical use of assets to increase value, because we believe those CEOs and boards are not willing to give up their power and perquisites, even if they have done a poor job in administering the companies they have been running. In addition, acquirers are often unwilling to undertake the arduous task of launching a hostile campaign. This is precisely the situation in which a strong activist catalyst is necessary.

We believe that the activist catalyst adds value because, for companies with strong balance sheets, acquisition of their weaker industry rivals is often extremely compelling financially. We further believe that there are many transactions that make economic sense, even at a large premium over market. Acquirers can use their excess cash, that is earning a very low return, and/or borrow at the advantageous interest rates now available, to acquire a target company. In either case, an acquirer can add the target company's earnings and the income from synergies to the acquirer's bottom line, at a relatively low cost. But for these potential acquirers to act, the target company must be willing to at least entertain an offer. We believe that often the activist can step in and remove the obstacles that a target may seek to use to prevent an acquisition.

It is our belief that our strategy will continue to produce strong results into the future, and that belief is reflected in the action of the board of directors of our general partner, which announced in March 2014, a decision to modify our distribution policy to increase our annual distribution to $6.00 per depositary unit. We believe that the strong cash flow and asset coverage from our operating segments will allow us to maintain a strong balance sheet and ample liquidity.

In our view Icahn Enterprises is in a virtuous cycle. We believe that our depositary units will give us another powerful activist tool, allowing us both to use our depositary units as currency for tender offers and acquisitions (both hostile and friendly) where appropriate. All of these factors will, in our opinion, contribute to making our activism even more efficacious, which we expect to enhance our results and stock value.

6

Company Overview 7

Overview of Icahn Enterprises

- Icahn Enterprises L.P. is a diversified holding company with operating segments in Investment, Automotive, Energy, Gaming, Railcar, Food Packaging, Metals, Real Estate and Home Fashion
- IEP is majority owned and controlled by Carl Icahn
  - Over the last several years, Carl Icahn has contributed most of his businesses to and executed transactions primarily through IEP
  - Approximately $600 million of equity raised in 2013 to broaden our shareholder base and improve liquidity
  - Issued $5 billion of new senior notes in January 2014 which refinanced $3.5 billion of existing senior notes and provided $1.3 billion of additional liquidity.
  - As of December 31, 2014, affiliates of Carl Icahn owned approximately 88% of IEP's outstanding depositary units
- IEP benefits from cash flows from its subsidiaries:
  - CVR Energy: $2.00 per share annualized dividend and special dividends of $2.00 per share and $12.00 per share in 2014 and 2013, respectively
  - CVR Refining: $2.85 per common unit of distributions declared in 2014
  - American Railcar Inc: $1.60 per share annual dividend
  - Recurring cash flows from American Railcar Leasing and Real Estate segment
- IEP has daily liquidity through its ability to redeem its investment in the funds on a daily basis

($ millions)	As of December 31, 2014		Year Ended December 31, 2014					
	Assets		Revenue		Adjusted EBITDA		Adj. EBITDA Attrib. to IEP	
Segment	Total	(% of Total)	Total	(% of Total)	Total	(% of Total)	Total	(% of Total)
Investment [1]	$ 9,062	30.8%	$ (218)	-1.1%	$ (385)	-27.2%	$ (162)	-16.0%
Automotive	7,529	25.6%	7,324	38.2%	624	44.1%	497	49.1%
Energy	5,334	18.2%	9,292	48.5%	716	50.6%	415	41.0%
Metals	315	1.1%	711	3.7%	(15)	-1.1%	(15)	-1.5%
Railcar	3,120	10.6%	809	4.2%	415	29.3%	269	26.6%
Gaming	1,260	4.3%	849	4.4%	99	7.0%	66	6.5%
Food Packaging	436	1.5%	346	1.8%	66	4.7%	47	4.6%
Real Estate	745	2.5%	101	0.5%	46	3.2%	46	4.5%
Home Fashion	208	0.7%	181	0.9%	5	0.4%	5	0.5%
Holding Company	1,373	4.7%	(238)	-1.2%	(155)	-10.9%	(155)	-15.3%
Total	**$ 29,382**	**100.0%**	**$ 19,157**	**100.0%**	**$ 1,416**	**100.0%**	**$ 1,013**	**100.0%**

(1) Investment segment total assets represents book value of equity.

8

Summary Corporate Organizational Chart



Icahn Enterprises G.P. Inc.
1%
Icahn Enterprises L.P. (NasdaqGS: IEP)
99% LP Interest
1%
Icahn Enterprises Holdings L.P.
As of December 31, 2014, Icahn Enterprises had investments with a fair market value of approximately $4.3 billion in the Investment Funds
Icahn Capital LP
100%
One of the largest independent metal recycling companies in the US
PSC Metals Inc.
100%
Consists of rental commercial real estate, property development and associated resort activities
AREP Real Estate Holdings, LLC
100%
Provider of home textile products for nearly 200 years
WestPoint Home LLC
100%
One of the worldwide leaders in cellulosic, fibrous and plastic casings for processed meat industry
Viskase Companies Inc. (OTCPK:VKSC)
73%
56%
American Railcar Industries, Inc. (NasdaqGS:ARII)
Leading North American manufacturer of hopper and tank railcars and provider of railcar repair and maintenance services
75%
American Railcar Leasing LLC
Leading North American lessor of approximately 32,000 hopper and tank railcars
68%
Tropicana Entertainment Inc. (OTCPK:TPCA)
Multi-jurisdictional gaming company with eight casinos in New Jersey, Indiana, Nevada, Mississippi, Missouri, Louisiana and Aruba
81%
Federal-Mogul Holdings Corp. (NasdaqGS:FDML)
Leading global supplier to the automotive, aerospace, energy, heavy duty truck, industrial, marine, power generation and auto aftermarket industries
82%
CVR Energy Inc. (NYSE: CVI)
Holding company that owns majority interests in two separate operating subsidiaries
66%
53%
4%
CVR Refining, LP (NYSE: CVRR)
185,000 bpd oil refining company in the mid-continent region of the United States
CVR Partners, LP (NYSE: UAN)
Producer and distributer of nitrogen fertilizer products

Note: Percentages denote equity ownership as of February 27, 2015. Excludes intermediary and pass through entities.

9

Diversified Subsidiary Companies with Significant Inherent Value The Company’s diversification across multiple industries and geographies provides a natural hedge against cyclical and general economic swings Global market share leader in each of its principal product categories with a long history of quality and strong brand names Geographically diverse, regional properties in major gaming markets with significant consolidation opportunities 200 year heritage with some of the best known brands in home fashion; consolidation likely in fragmented sector Leading global market position in non - edible meat casings poised to capture further growth in emerging markets Established regional footprint positioned to actively participate in consolidation of the highly fragmented scrap metal market Our railcar segment is a leading, vertically integrated manufacturer of railcars, railcar services and railcar leasing. Strategically located mid - continent petroleum refiner and nitrogen fertilizer producer generating record profitability Long - term real estate investment horizon with strong, steady cash flows AREP Real Estate Holdings, LLC  IEP’s subsidiary companies possess key competitive strengths and / or leading market positions  IEP seeks to create incremental value by investing in organic growth and targeting businesses that offer consolidation opportunities ─ Capitalize on attractive interest rate environment to pursue acquisitions and recognize meaningful synergies 10

Evolution of Icahn Enterprises

- IEP began as American Real Estate Partners, which was founded in 1987, and has grown its diversified portfolio to nine operating segments and approximately $36 billion of assets as of December 31, 2014
- IEP has demonstrated a history of successfully acquiring undervalued assets and improving and enhancing their operations and financial results
- IEP's record is based on a long-term horizon that can enhance business value and facilitate a profitable exit strategy
  - In 2006, IEP sold its oil and gas assets for $1.5 billion, resulting in a net pre-tax gain of $0.6 billion
  - In 2008, IEP sold its investment in American Casino & Entertainment Properties LLC for $1.2 billion, resulting in a pre-tax gain of $0.7 billion
- Acquired partnership interest in Icahn Capital Management L.P. in 2007
  - IEP and certain of Mr. Icahn's wholly owned affiliates are the sole investors in the Investment Funds
- IEP also has grown the business through organic investment and through a series of bolt-on acquisitions

Timeline of Recent Acquisitions and Exits

As of December 31, 2006
- Mkt. Cap: $5.3bn
- Total Assets: $4.2bn

Current(1)
- Mkt. Cap: $12.0bn
- Total Assets: $35.8bn

Investment Management
8/8/07: Acquired investment advisory business, Icahn Capital Management

American Casino & Entertainment Properties
2/20/08: Sale of the casinos resulted in proceeds of $1.2 billion and a pre-tax gain of $0.7 billion

American Railcar Industries
1/15/10: 54.4% of ARI's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

Tropicana Entertainment
11/15/10: Received an equity interest as a result of a Ch.11 restructuring and subsequently acquired a majority stake

CVR Refining & CVR Partners
2013: CVR Refining completed IPO and secondary offering on 1/16/13 and 5/14/13, respectively. CVR Partners completed a secondary offering on 5/22/13.

Year / Returns(3)

2006	2007	2008	2009	2010	2011	2012	2013	2014
37.8%	12.3%	(35.6%)	33.3%	15.2%	34.5%	20.2% (4)	30.8%	(7.4%)

Oil and Gas Assets(2)
11/21/06: Sold oil and gas assets to a strategic buyer for $1.5 billion resulting in a pre-tax gain of $0.6 billion

PSC Metals
11/5/07: Acquired 100% of the equity of PSC Metals from companies wholly owned by Carl Icahn

Federal-Mogul
7/3/08: Acquired a majority interest in Federal-Mogul from companies wholly owned by Carl Icahn

Viskase
1/15/10: 71.4% of Viskase's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

CVR Energy, Inc.
5/4/12: Acquired a majority interest in CVR via a tender offer to purchase all outstanding shares of CVR

American Railcar Leasing LLC
10/2/13: Acquired a 75% interest in ARL from companies wholly owned by Carl Icahn

(1) Market capitalization as of February 27, 2015 and balance sheet data as of December 31, 2014.
(2) Oil and gas assets included National Energy Group, Inc., TransTexas Gas Corporation and Panaco, Inc.
(3) Percentages represent weighted-average composite of the gross returns, net of expenses for the Investment Funds.
(4) Return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were approximately 6.6% when excluding returns on CVR Energy after it became a consolidated entity.

11

 IEP seeks undervalued companies and often becomes “actively” involved in the targeted companies  Activist strategy requires significant capital, rapid execution and willingness to take control of companies  Implement changes required to improve businesses Ability to Maximize Shareholder Value Through Proven Activist Strategy Purchase of Stock or Debt  IEP pursues its activist strategy and seeks to promulgate change x Dealing with the board and management x Proxy fights x Tender offers x Taking control  With over 300 years of collective experience, IEP’s investment and legal team is capable of unlocking a target’s hidden value x Financial / balance sheet restructuring x Operation turnarounds x Strategic initiatives x Corporate governance changes  IEP is a single, comprehensive investment platform ─ Corporate structure provides IEP the optionality to invest in any security, in any industry and during any cycle over a longe r t erm time horizon  Mr. Icahn and Icahn Capital have a long and successful track record of generating significant returns employing the activist str ategy ─ IEP’s subsidiaries often started out as investment positions in debt or equity either directly by Icahn Capital or Mr. Icahn Putting Activism into Action 12

Significant Experience Optimizing Business Strategy and Capital Structure

- IEP's management team possesses substantial strategic and financial expertise
  - Maintains deep knowledge of capital markets, bankruptcy laws, mergers and acquisitions and transaction processes
- Active participation in the strategy and capital allocation for targeted companies
  - Not involved in day-to-day operations
- IEP will make necessary investments to ensure subsidiary companies can compete effectively

Select Examples of Strategic and Financial Initiatives

	Federal Mogul	CVR Energy
Situation Overview	▪ Historically, two businesses had a natural synergy – Motorparts benefitted from OEM pedigree and scale ▪ Review of business identified numerous dis-synergies by having both under one business – Different customers, methods of distribution, cost structures, engineering and R&D, and capital requirements	▪ Structured as a C-Corporation – Investors seeking more favorable alternative structures ▪ Review of business identifies opportunity for significant cash flow generation – High quality refiner in underserved market – Benefits from increasing North American oil production – Supported investment in Wynnewood refinery and UAN plant expansion ▪ Strong investor appetite for yield oriented investments
Strategic / Financial Initiative	▪ Announced plan to separate Powertrain and Motorparts divisions into two independent, publicly-traded companies serving the global original equipment and aftermarket industries	▪ Contributed assets to a separate MLP and subsequently launched CVR Refining IPO and secondary offerings; completed CVR Partners secondary offering
Result	▪ Separation will improve management focus and maximize value of both businesses	▪ CVR Energy stock up approximately 106%, including dividends, from tender offer price of $30.00[1]

(1) Based on CVR Energy's current stock price as of February 27, 2015

13

Deep Team Led by Carl Icahn

- Led by Carl Icahn
  - Substantial investing history provides IEP with unique network of relationships and access to Wall Street
- Team consists of approximately 20 professionals with diverse backgrounds
  - Well rounded team with professionals focusing on different areas such as equity, distressed debt and credit

Name	Title	Years at Icahn	Years of Industry Experience
Keith Cozza	President & Chief Executive Officer, Icahn Enterprises L.P.	11	14
SungHwan Cho	Chief Financial Officer, Icahn Enterprises L.P.	8	17
Vincent J. Intrieri	Senior Managing Director, Icahn Capital	16	31
Samuel Merksamer	Managing Director, Icahn Capital	7	12
Jonathan Christodoro	Managing Director, Icahn Capital	3	14
Courtney Mather	Managing Director, Icahn Capital	1	15
Brett Icahn	Portfolio Manager, Sargon Portfolio	12	12
David Schechter	Portfolio Manager, Sargon Portfolio	11	18
Jesse Lynn	General Counsel, Icahn Enterprises L.P.	11	19
Andrew Langham	General Counsel, Icahn Enterprises L.P.	10	15

14

Overview of Operating Segments 15

Highlights and Recent Developments  Since inception in November 2004, the Funds‘ return is approximately 230.5%, representing an annualized rate of return of approximately 12.5% through December 31, 2014  Long history of investing in public equity and debt securities and pursuing activist agenda  Employs an activist strategy that seeks to unlock hidden value through various tactics ─ Financial / balance sheet restructurings (e.g., CIT Group, Apple) ─ Operational turnarounds (e.g., Motorola, Navistar, Hertz) ─ Strategic initiatives (e.g., Motorola, EBay, Manitowoc) ─ Corporate governance changes (e.g., Chesapeake, Gannet)  The Funds’ net notional exposure was 14% at December 31, 2014  Recent notable investment wins: ─ Apple, Chesapeake, CVR Energy, El Paso, Family Dollar, Forest Labs, Genzyme , Hain Celestial, Netflix  Our Investment segment is comprised of certain interests that we purchased from Mr. Icahn on August 8, 2007 and the Funds. The acquisition of these interests from Mr. Icahn was accounted for as a combination of entities under common control and we consolidated them on an as - if - pooling basis.  The Funds returned all fee - paying capital to their investors during fiscal 2011, which payments were funded through cash on hand and borrowings under existing credit lines.  The Funds’ historical returns prior to 2007 are for indicative purposes only and did not have an effect on the financial performance and results of operations for IEP during such period  Returns of 33.3%, 15.2%, 34.5%, 20.2% (3) , 30.8% and (7.4%) in 2009, 2010, 2011, 2012, 2013 and 2014,respectively Segment: Investment Company Description  IEP invests its proprietary capital through various private investment funds (the “Investment Funds”) managed by the Investment segment ─ The Funds returned all capital to third - party investors during fiscal 2011  Fair value of IEP’s interest in the Funds was $4.3 billion as of December 31, 2014  IEP has daily liquidity through its ability to redeem its investment in the funds on a daily basis Historical Segment Financial Summary 16 (1) In November 2010, IEP acquired a controlling interest in Tropicana while Tropicana common shares and debt were still held by the Investment Funds. The Tropicana shares and debt were not distributed out of the funds to Icahn Enterprises Holdings until m id 2011. The return on the funds included the profits and losses of the Tropicana debt and equity until the time of distribution to the ho ldi ng company. These profits and losses are eliminated in consolidation for 2011 and are presented here net of eliminations. (2) Balance Sheet data as of the end of each respective fiscal period. (3) 2012 gross return assumes that IEP’s holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obta ine d a majority stake in CVR Energy in May 2012. Investment Funds returns were ~6.6% when excluding returns on CVR Energy after it became a consolidated entity. Investment Segment ($ millions) 2012 2013 2014 Select Income Statement Data: Total revenues 398$ 2,031$ (218)$ Adjusted EBITDA 374 1,912 (385) Net income 372 1,902 (684) Adjusted EBITDA attrib. to IEP 158$ 816$ (162)$ Net income attrib. to IEP 157 812 (305) Select Balance Sheet Data (2) : Total equity 5,908$ 8,353$ 9,062$ Equity attributable to IEP 2,387 3,696 4,284 FYE December 31,

Icahn Capital

Historical Returns[1]



17.9%
37.8%
12.3%
(35.6%)
33.3%
15.2%
34.5%
20.2%(2)
30.8%
(7.4%)
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014

Significant Holdings

As of December 31, 2014[3]

Company	Mkt. Value ($mm)[4]	% Ownership[5]
Apple	$5,824	0.9%
eBay	$2,597	3.7%
Chesapeake	$1,300	10.0%
Hertz	$1,295	11.3%
Hologic	$913	12.3%

As of December 31, 2013[3]

Company	Mkt. Value ($mm)[4]	% Ownership[5]
Apple	$2,654	0.5%
Forest Laboratories, Inc.	$1,841	11.4%
Chesapeake	$1,803	10.0%
Herbalife	$1,335	16.8%
Transocean	$1,061	6.0%

As of December 31, 2012[3]

Company	Mkt. Value ($mm)[4]	% Ownership[5]
Forest Laboratories, Inc.	$1,083	11.5%
Chesapeake	$992	9.0%
Netflix	$514	10.0%
The Hain Celestial Group	$393	15.6%
Mentor Graphics	$274	14.3%

(1) Represents a weighted-average composite of the gross returns, net of expenses for the Investment Funds.
(2) Returns assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were -6.6% when excluding returns on CVR Energy after it became a consolidated entity.
(3) Aggregate ownership held directly by IEP, as well as Carl Icahn and his affiliates. Based on most recent 13F Holdings Reports, 13D filings or other public filings available as of specified date.
(4) Based on closing share price as of specified date.
(5) Total shares owned as a percentage of common shares issued and outstanding.

17

Highlights and Recent Developments  Crude supply advantages supported by increasing North American crude oil production, transportation bottlenecks and geopolitical concerns ─ Strategic location allows CVR to benefit from access to price advantaged crude oil  CVR Partners’ expansion of UAN capacity completed in March 2013  CVR Energy has annualized dividend of $2.00 per unit and has paid special dividends of $12.00 and $2.00 per unit in 2013 and 2014 respectively. ─ CVR Refining full year distribution was $3.68 per common unit in 2013 and $2.85 per common unit in 2014 ─ CVR Partners full year distribution was $1.98 per common unit in 2013 and $1.39 per common unit in 2014 Segment: Energy Company Description  CVR Energy, Inc. (NYSE:CVI) operates as a holding company that owns majority interests in two separate operating subsidiaries: CVR Refining, LP (NYSE:CVRR) and CVR Partners, LP ( NYSE:UAN ) ─ CVR Refining is an independent petroleum refiner and marketer of high - value transportation fuels in the mid - continent of the United States ─ CVR Partners is a leading nitrogen fertilizer producer in the heart of the Corn Belt Historical Segment Financial Summary 18 (1) IEP acquired a controlling interest in CVI on May 4, 2012 and therefore 2012 results only include performance from that date for ward. (2) Balance Sheet data as of the end of each respective fiscal period. Energy Segment ($ millions) 2012 (1) 2013 2014 Select Income Statement Data: Total revenues 5,519$ 9,063$ 9,292$ Adjusted EBITDA 977 869 716 Net income 338 479 168 Adjusted EBITDA attrib. to IEP 787$ 556$ 415$ Net income attrib. to IEP 263 289 95 Select Balance Sheet Data (2) : Total assets 5,743$ 5,748$ 5,334$ Equity attributable to IEP 2,383 1,926 1,612 FYE December 31,

Gasoline , 48.9% Distillate , 41.9% Other 9.2% CVR Refining, LP (NYSE:CVRR )  Two PADD II Group 3 refineries with combined capacity of 185,000 barrels per day  The Company enjoys advantages that enhance the crack spread ─ Has access to and can process price - advantaged mid - continent local and Canadian crude oils ─ Markets its products in a supply - constrained products market with transportation and crude cost advantage  Strategic location and logistics assets provide access to price advantaged mid - continent , Bakken and Canadian crude oils ─ ~ 6 0,000 bpd crude gathering system, 336 miles of pipeline, approximately150 owned crude transports, a network of strategically located crude oil gathering tank farms and ~ 6.0 million bbls of owned and leased crude oil storage capacity Key Operational Data (1) CVR Refining, LP (NYSE:CVRR) Crude oil throughput (196,545 bpd) Production (209,063 bpd ) (1) For the year ended December 31, 2014 (2) Other includes pet coke, asphalt, natural gas liquids (“NGLs”), slurry, sulfur, gas oil and specialty products such as propyl ene and solvents, excludes internally produced fuel. Strategically Located Refineries and Supporting Logistics Assets 19 (2) Sweet 91.1% Medium 1.0% Heavy Sour 7.9%

CVR Partners, LP (NYSE:UAN)

CVR Partners, LP (NYSE:UAN)

- Attractive market dynamics for nitrogen fertilizer
  - Decreasing world farmland per capita
  - Increasing demand for corn (largest use of nitrogen fertilizer) and meat
  - Nitrogen represents ~61% of fertilizer consumption
  - Nitrogen fertilizers must be applied annually, creating stable demand
- Expansion of UAN capacity completed in Q1 2013
- United States imports a significant amount of its nitrogen fertilizer needs
- Cost stability advantage
  - Utilize pet coke as feed stock versus natural gas
  - Operating costs are competitive to natural gas fed nitrogen fertilizer producers
- Strategically located assets
  - 49% of corn planted in 2014 was within ~$45/UAN ton freight rate of plant
  - Transportation cost advantage to Corn Belt vs. U.S. Gulf Coast

Strategically Located Assets


WA
OR
ID
MT
ND
MN
SD
WI
WY
NE
IA
NV
UT
CO
IL
CA
KS
MO
AZ
OK
AR
NM
TX
ADDITIONAL SHIPMENTS EAST OF THE MISSISSIPPI
KANSAS CITY OFFICES
FERTILIZER PLANT
2014 TONS SOLD BY STATE
100,000 +

20

Segment: Automotive

Company Description

- Federal Mogul Holdings Corporation (NASDAQ:FDML) operates in two business segments: Powertrain and Motorparts
  - Powertrain focuses on original equipment powertrain products for automotive, heavy duty and industrial applications
  - Motorparts sells and distributes a broad portfolio of products in the global aftermarket, while also servicing original equipment manufacturers with certain products

Historical Segment Financial Summary

Automotive Segment ($ millions)	FYE December 31, 2012	2013	2014
Select Income Statement Data:			
Total revenues	$ 6,677	$ 6,876	$ 7,324
Adjusted EBITDA	513	591	624
Net income	(22)	263	(90)
Adjusted EBITDA attrib. to IEP	$ 390	$ 462	$ 497
Net income attrib. to IEP	(24)	250	(87)
Select Balance Sheet Data[1]:			
Total assets	7,282	7,545	7,529
Equity attributable to IEP	860	1,660	1,231

(1) Balance Sheet data as of the end of each respective fiscal period.

Recent Developments

- Announced that it would defer the previously announced spin-off of its Motorparts division to allow for the integration of its recently completed brake component, chassis and valvetrain acquisitions and to recognize the benefits of the strategic initiatives in the Motorparts division
- The company will commence a common stock rights offering to strengthen its balance sheet

Powertrain Highlights

- Solid vehicle market production growth projected through 2018
- Fuel economy and emissions content driving market growth
  - Combustion engines still #1 for foreseeable future
  - Regulations increasing demand for further improvement through 2025
  - Engine downsizing creates higher content product mix
- Leading powertrain products with #1 or #2 position in major product categories
- Extensive technology and intellectual property with focus on core product lines
- Investing in emerging markets where there are attractive opportunities for growth
- Continued restructuring to lower cost structure and improve manufacturing footprint

Motorparts Highlights

- Aftermarket benefits from the growing number of vehicles globally and the increasing age of vehicles in Europe and North America
- Leader in each of its product categories with a long history of quality and strong brand names including Champion, Wagner, Ferodo, MOOG, Fel-Pro
- Investing in Growth
  - **Global Expansion**: Leverage global capabilities in Asia and other emerging markets
  - **Distribution and IT**: Improve customer service and delivery, order and inventory management, on-line initiatives
  - **Cost Structure**: improve manufacturing footprint, optimize low-cost sourcing and operational performance
  - **Product Line Growth**: expand existing product lines and add new product lines through acquisition or internal investment
  - **Product Differentiation and Brand Value**: invest in product innovation and communicate brand value proposition to end customers

21

Federal - Mogul Corp.’s Leading Market Position 22 Powertrain Segment Motorparts Segment Product Line Market Position Product Line Market Position Pistons #1 in diesel pistons #2 a cross all pistons Engine Global #1 Rings & Liners Market leader Sealing Components Global #1 in Gaskets Valve Seats and Guides Market leader Brake Pads / Components Global #2 Bearings Market leader Chassis #1 North America #3 Europe Ignition #2 Overall Wipers #3 North America #3 Europe Sealing #3 Overall Ignition #2 North America #2 Europe Systems Protection Market leader Valvetrain #2 Overall

Segment: Railcar

Segment Description

- American Railcar Industries, Inc. ("ARI") (NASDAQ:ARII) operates in three business segments: manufacturing operations, railcar services and leasing
- American Railcar Leasing, LLC ("ARL"), a 75% owned subsidiary of IEP, is engaged in the business of leasing railcars.

Historical Segment Financial Summary

Railcar Segment ($ millions)	FYE December 31, 2012	2013	2014
Net Sales/Other Revenues From Operations:			
Manufacturing	$ 853	$ 864	$ 1,020
Railcar leasing	214	277	368
Railcar services	65	73	68
Eliminations	(346)	(475)	(666)
Total	$ 786	$ 739	$ 790
Gross Margin:			
Manufacturing	$ 163	$ 197	$ 271
Railcar leasing	97	146	214
Railcar services	14	19	13
Eliminations	(48)	(109)	(171)
Total	$ 226	$ 253	$ 327
Adjusted EBITDA attrib. to IEP	$ 77	$ 111	$ 269
Net income attrib. to IEP	29	30	122
Total assets[1]	$ 2,238	$ 2,547	$ 3,120
Equity attributable to IEP[1]	257	591	711

(1) Balance Sheet data as of the end of each respective fiscal period.

Highlights and Recent Developments

- Railcar manufacturing remains strong
  - 11,730 railcar backlog as of December 31, 2014
  - Tank demand impacted by volatile crude oil prices and lack of clarity around future design requirements
- Growing railcar leasing business provides stability
  - Acquired 75% of ARL in Q4 2013
  - Combined ARL and ARI railcar lease fleets grew to approximately 39,700 railcars as of December 31, 2014
- ARI annualized dividend is $1.60 per share

23

Segment: Gaming

Company Description

- Tropicana Entertainment Inc. (OTCPK:TPCA) operates eight casino facilities featuring approximately 390,900 square feet of gaming space with approximately 8,035 slot machines, 304 table games and 5,525 hotel rooms as of December 31, 2014
  - Eight casino facilities located in New Jersey, Indiana, Nevada, Mississippi, Missouri, Louisiana and Aruba
  - Successful track record operating gaming companies, dating back to 2000

Historical Segment Financial Summary

Gaming Segment ($ millions)	FYE December 31, 2012	2013	2014
Select Income Statement Data:			
Total revenues	$ 611	$ 571	$ 849
Adjusted EBITDA	79	66	99
Net income	30	19	269
Adjusted EBITDA attrib. to IEP	$ 54	$ 45	$ 66
Net income attrib. to IEP	21	13	185
Select Balance Sheet Data[(1)]:			
Total assets	$ 852	$ 996	$ 1,260
Equity attributable to IEP	379	392	578

(1) Balance Sheet data as of the end of each respective fiscal period.

Highlights and Recent Developments

- Management uses a highly analytical approach to enhance marketing, improve utilization, optimize product mix and reduce expenses
  - Established measurable, property specific, customer service goals and objectives to meet customer needs
  - Utilize sophisticated customer analytic techniques to improve customer experience
  - Reduced corporate overhead by approximately 50% since acquiring Tropicana
- Selective reinvestment in core properties including upgraded hotel rooms, refreshed casino floor products tailored for each regional market and pursuit of strong brands for restaurant and retail opportunities
- Capital structure with ample liquidity for synergistic acquisitions in regional gaming markets
  - On April 1, 2014, Tropicana acquired Lumière Place Casino in St. Louis, Missouri for $261 million in cash
- Sold River Palms on July 1, 2014 for $7 million

24

Highlights and Recent Developments  Future growth expected to be driven by changing diets of a growing middle class in emerging markets ─ In 2012, Viskase completed a new finishing center in the Philippines and expanded its capacity in Brazil ─ Over 50% of revenues from emerging markets  Developed markets remain a steady source of income ─ Distribution channels to certain customers spanning more than 50 years  Significant barriers to entry ─ Technically difficult chemical production process ─ Significant environmental and food safety regulatory requirements ─ Substantial capital cost Segment: Food Packaging Company Description  Viskase Companies, Inc (OTCPK:VKSC) is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry  Leading worldwide manufacturer of non - edible cellulosic casings for small - diameter meats (hot dogs and sausages) ─ Leading manufacturer of non - edible fibrous casings for large - diameter meats (sausages, salami, hams and deli meats) Historical Segment Financial Summary 25 (1) Balance Sheet data as of the end of each respective fiscal period. Food Packaging ($ millions) 2012 2013 2014 Select Income Statement Data: Total revenues 341$ 346$ 346$ Adjusted EBITDA 57 67 66 Net income 6 43 9 Adjusted EBITDA attrib. to IEP 41$ 50$ 47$ Net income attrib. to IEP 4 32 6 Select Balance Sheet Data (1) : Total assets 355$ 405$ 436$ Equity attributable to IEP (3) 55 30 FYE December 31,

Segment: Metals

Company Description

- PSC Metals, Inc. is one of the largest independent metal recycling companies in the U.S.
- Collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers
- Strong regional footprint (Upper Midwest, St. Louis Region and the South)
  - Poised to take advantage of Marcellus and Utica shale energy driven investment

Historical Segment Financial Summary

Metals Segment	FYE December 31,		
($ millions)	2012	2013	2014
Select Income Statement Data:			
Total revenues	$ 1,103	$ 929	$ 711
Adjusted EBITDA	(16)	(18)	(15)
Net income	(58)	(28)	(25)
Adjusted EBITDA attrib. to IEP	$ (16)	$ (18)	$ (15)
Net income attrib. to IEP	(58)	(28)	(25)
Select Balance Sheet Data[1]:			
Total assets	$ 417	$ 334	$ 315
Equity attributable to IEP	338	273	250

Highlights and Recent Developments

- Increasing global demand for steel and other metals drives demand for U.S. scrap exports
- Results are currently impacted by headwinds from:
  - Low iron ore prices
  - Strong U.S. dollar
  - Increased steel imports
- Scrap recycling process is "greener" than virgin steel production
  - Electric arc furnace drive scrap demand and are significantly more energy efficient than blast furnaces
  - Electric arc furnace steel mills are 60% of U.S. production
- Highly fragmented industry with potential for further consolidation
  - Capitalizing on consolidation and vertical integration opportunities
  - PSC is building a leading position in its markets
- Product diversification will reduce volatility through cycles
  - Expansion of non-ferrous share of total business

(1) Balance Sheet data as of the end of each respective fiscal period.

26

Highlights and Recent Developments  Business strategy is based on long - term investment outlook and operational expertise  Distributed approximately $51 million to the Holding Company in 2014 and approximately $92 million in 2013 Rental Real Estate Operations  Net lease portfolio overview ─ Single tenant (over $100 billion market cap, A - credit) for two large buildings with leases through 2020 – 2021 ─ 27 additional properties with 2.9 million square feet: 12% Retail, 60% Industrial, 28% Office  Maximize value of commercial lease portfolio through effective management of existing properties ─ Seek to sell assets on opportunistic basis Property Development and Resort Operations  New Seabury in Cape Cod, Massachusetts and Grand Harbor and Oak Harbor in Vero Beach, Florida each include land for future residential development of approximately 267 and 1,328 units, respectively ─ Both developments operate golf and resort activities  Opportunistically acquired Fontainebleau (Las Vegas casino development) in 2009 for $150 million Segment: Real Estate Company Description  Consists of rental real estate, property development and associated resort activities  Rental real estate consists primarily of retail, office and industrial properties leased to single corporate tenants  Property development and resort operations are focused on the construction and sale of single and multi - family houses, lots in subdivisions and planned communities and raw land for residential development Historical Segment Financial Summary 27 (1) Balance Sheet data as of the end of each respective fiscal period. Real Estate Segment ($ millions) 2012 2013 2014 Select Income Statement Data: Total revenues 88$ 85$ 101$ Adjusted EBITDA 47 46 46 Net income 19 17 22 Adjusted EBITDA attrib. to IEP 47$ 46$ 46$ Net income attrib. to IEP 19 17 22 Select Balance Sheet Data (1) : Total assets 852$ 780$ 745$ Equity attributable to IEP 763 711 693 FYE December 31,

Segment: Home Fashion

Company Description

- WestPoint Home LLC is engaged in manufacturing, sourcing, marketing, distributing and selling home fashion consumer products
- WestPoint Home owns many of the most well-know brands in home textiles including Martex, Grand Patrician, Luxor and Vellux
- WPH also licenses brands such as IZOD, Under the Canopy, Southern Tide and Portico

Historical Segment Financial Summary

Home Fashion Segment ($ millions)	FYE December 31, 2012	2013	2014
Select Income Statement Data:			
Total revenues	$ 231	$ 187	$ 181
Adjusted EBITDA	(3)	1	5
Net income	(27)	(16)	2
Adjusted EBITDA attrib. to IEP	$ (3)	$ 1	$ 5
Net income attrib. to IEP	(27)	(16)	2
Select Balance Sheet Data[1]:			
Total assets	$ 291	$ 222	$ 208
Equity attributable to IEP	256	191	180

Highlights and Recent Developments

- One of the largest providers of home textile goods in the United States
- Largely completed restructuring of manufacturing footprint
  - Transitioned majority of manufacturing to low cost plants overseas
- Streamlined merchandising, sales and customer service divisions
- Focus on core profitable customers and product lines
  - WPH has implemented a more customer-focused organizational structure with the intent of expanding key customer relationships and rebuilding the company's sales backlog
  - Realizing success placing new brands with top retailers
  - Continued strength with institutional customers
- Consolidation opportunity in fragmented industry

(1) Balance Sheet data as of the end of each respective fiscal period.

28

Financial Performance 29

Financial Performance Adjusted EBITDA Attributable to Icahn Enterprises Equity Attributable to Icahn Enterprises 30 $1,546 $1,899 $1,013 FYE 2012 FYE 2013 FYE 2014 $4,669 $6,092 $5,443 As of 12/31/12 As of 12/31/13 As of 12/31/14 ($ in millions) 2012 2013 2014 ($ in millions) 2012 2013 2014 Adjusted EBITDA attributable to Icahn Enterprises Equity attributable to Icahn Enterprises Investment 158$ 816$ (162)$ Investment 2,387$ 3,696$ 4,284$ Automotive 390 462 497 Automotive 860 1,660 1,231 Energy 787 556 415 Energy 2,383 1,926 1,612 Metals (16) (18) (15) Metals 338 273 250 Railcar 77 111 269 Railcar 257 591 711 Gaming 54 45 66 Gaming 379 392 578 Food Packaging 41 50 47 Food Packaging (3) 55 30 Real Estate 47 46 46 Real Estate 763 711 693 Home Fashion (3) 1 5 Home Fashion 256 191 180 Holding Company 11 (170) (155) Holding Company (2,951) (3,403) (4,126) Total 1,546$ 1,899$ 1,013$ Total 4,669$ 6,092$ 5,443$ FYE December 31, As of December 31,

Consolidated Financial Snapshot ($Millions) 31 2012 2013 2014 Revenues: Investment 398$ 2,031$ (218)$ Automotive 6,677 6,876 7,324 Energy 5,519 9,063 9,292 Metals 1,103 929 711 Railcar 799 744 809 Gaming 611 571 849 Food Packaging 341 346 346 Real Estate 88 85 101 Home Fashion 231 187 181 Holding Company 29 (150) (238) 15,796$ 20,682$ 19,157$ Adjusted EBITDA: Investment 374$ 1,912$ (385)$ Automotive 513 591 624 Energy 977 869 716 Metals (16) (18) (15) Railcar 279 311 415 Gaming 79 66 99 Food Packaging 57 67 66 Real Estate 47 46 46 Home Fashion (3) 1 5 Holding Company 11 (170) (155) Consolidated Adjusted EBITDA 2,318$ 3,675$ 1,416$ Less: Adjusted EBITDA attrib. to NCI (772) (1,776) (403) Adjusted EBITDA attrib. to IEP 1,546$ 1,899$ 1,013$ Capital Expenditures 936$ 1,161$ 1,411$ FYE December 31,

Strong Balance Sheet

($Millions)

	As of December 31, 2014										
	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Assets											
Cash and cash equivalents	$ 2	$ 332	$ 754	$ 19	$ 412	$ 196	$ 39	$ 24	$ 11	$ 1,123	$ 2,912
Cash held at consolidated affiliated partnerships and restricted cash	1,366	-	-	4	35	16	1	2	8	3	1,435
Investments	13,961	269	77	-	29	33	-	-	-	131	14,500
Accounts receivable, net	-	1,356	137	51	41	9	63	4	30	-	1,691
Inventories, net	-	1,215	330	67	117	-	77	-	73	-	1,879
Property, plant and equipment, net	-	2,160	2,692	144	2,376	719	154	633	74	3	8,955
Goodwill and intangible assets, net	-	1,744	1,184	8	7	75	9	58	3	-	3,088
Other assets	131	453	160	22	103	212	93	24	9	113	1,320
Total Assets	$ 15,460	$ 7,529	$ 5,334	$ 315	$ 3,120	$ 1,260	$ 436	$ 745	$ 208	$ 1,373	$ 35,780
Liabilities and Equity											
Accounts payable, accrued expenses and other liabilities	$ 864	$ 1,933	$ 1,471	$ 60	$ 294	$ 130	$ 64	$ 20	$ 28	$ 13	$ 4,877
Securities sold, not yet purchased, at fair value	337	-	-	-	-	-	-	-	-	-	337
Due to brokers	5,197	-	-	-	-	-	-	-	-	-	5,197
Post-employment benefit liability	-	1,328	-	2	9	-	52	-	-	-	1,391
Debt	-	2,690	675	3	2,133	295	274	32	-	5,486	11,588
Total liabilities	6,398	5,951	2,146	65	2,436	425	390	52	28	5,499	23,390
Equity attributable to Icahn Enterprises	4,284	1,231	1,612	250	711	578	30	693	180	(4,126)	5,443
Equity attributable to non-controlling interests	4,778	347	1,576	-	(27)	257	16	-	-	-	6,947
Total equity	9,062	1,578	3,188	250	684	835	46	693	180	(4,126)	12,390
Total liabilities and equity	$ 15,460	$ 7,529	$ 5,334	$ 315	$ 3,120	$ 1,260	$ 436	$ 745	$ 208	$ 1,373	$ 35,780

32

IEP Summary Financial Information

- Significant Valuation demonstrated by market value of IEP's public subsidiaries and Holding Company interest in Funds and book value or market comparables of other assets

($ Millions)

	As of				
	Dec 31 2013	March 31 2014	June 30 2014	Sept 30 2014	Dec 31 2014
Market-valued Subsidiaries:					
Holding Company interest in Funds (1)	$3,696	$4,702	$5,092	$4,824	$4,284
CVR Energy (2)	3,092	3,008	3,431	3,185	2,756
CVR Refining (2)	136	140	150	140	101
Federal-Mogul (2)	2,383	2,266	2,450	1,801	1,949
American Railcar Industries (2)	543	831	805	878	611
Total market-valued subsidiaries	$9,850	$10,947	$11,928	$10,827	$9,701
Other Subsidiaries					
Tropicana (3)	$444	$467	$424	$468	$497
Viskase (3)	290	252	242	246	246
Real Estate Holdings (4)	711	719	726	732	693
PSC Metals (4)	273	261	255	262	250
WestPoint Home (4)	191	190	190	194	180
AEP Leasing / ARL (5)	754	810	864	908	944
Total - other subsidiaries	$2,663	$2,699	$2,701	$2,810	$2,810
Add: Holding Company cash and cash equivalents (6)	782	995	1,099	1,074	1,123
Less: Holding Company debt (6)	(4,016)	(5,485)	(5,485)	(5,486)	(5,486)
Add: Other Holding Company net assets (6)	(147)	(214)	(72)	1	237
Indicative Net Asset Value	**$9,132**	**$8,942**	**$10,171**	**$9,225**	**$8,385**

Note: Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1) Net book value attributable to Icahn Enterprises of the Investment Segment as of each respective date.
(2) Based on closing share price on each date and the number of shares owned by the Holding Company as of each respective date.
(3) Amounts based on market comparables due to lack of material trading volume. Tropicana valued at 8.0x Adjusted EBITDA for the twelve months ended December 31, 2013, March 31, 2014 and June 30, 2014, and 7.5x Adjusted EBITDA for the twelve months ended September 30, 2014 and December 31, 2014. Viskase valued at 9.5x Adjusted EBITDA for the twelve months ended December 31, 2013 and 9.0x Adjusted EBITDA for the twelve months ended March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014.
(4) Represents equity attributable to us as of each respective date.
(5) ARL value assumes the present value of projected cash flows from leased railcars plus working capital.
(6) Holding Company's balance as of each respective date.

33

Appendix — Adjusted EBITDA & Adjusted Net Income Reconciliations 34

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 2014

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	$ (684)	$ (90)	$ 168	$ (25)	$ 188	$ 269	$ 9	$ 22	$ 2	$ (388)	$ (529)
Interest expense, net	299	123	35	-	57	11	14	3	-	290	832
Income tax expense (benefit)	-	91	73	(18)	56	(147)	3	-	-	(161)	(103)
Depreciation, depletion and amortization	-	335	219	26	106	50	22	22	7	-	787
EBITDA before non-controlling interests	$ (385)	$ 459	$ 495	$ (17)	$ 407	$ 183	$ 48	$ 47	$ 9	$ (259)	$ 987
Impairment of assets	-	24	103	3	-	-	-	5	-	-	135
Restructuring costs	-	86	-	-	-	-	-	-	(2)	-	84
Non-service cost of U.S. based pension	-	(6)	-	-	-	-	(1)	-	-	-	(7)
FIFO impact unfavorable	-	-	161	-	-	-	-	-	-	-	161
Certain share-based compensation expense	-	(4)	13	-	3	-	-	-	-	-	12
Major scheduled turnaround expense	-	-	7	-	-	-	-	-	-	-	7
Net loss on extinguishment of debt	-	36	-	-	2	-	16	-	-	108	162
Unrealized gain on certain derivatives	-	-	(63)	-	-	-	-	-	-	-	(63)
Other	-	29	-	(1)	3	(84)	3	(6)	(2)	(4)	(62)
Adjusted EBITDA before non-controlling interests	$ (385)	$ 624	$ 716	$ (15)	$ 415	$ 99	$ 66	$ 46	$ 5	$ (155)	$ 1,416
Adjusted EBITDA attributable to IEP:											
Net income (loss)	$ (305)	$ (87)	$ 95	$ (25)	$ 122	$ 185	$ 6	$ 22	$ 2	$ (388)	$ (373)
Interest expense, net	143	99	20	-	42	7	10	3	-	290	614
Income tax expense (benefit)	-	80	64	(18)	26	(102)	2	-	-	(161)	(109)
Depreciation, depletion and amortization	-	270	124	26	74	34	16	22	7	-	573
EBITDA attributable to Icahn Enterprises	$ (162)	$ 362	$ 303	$ (17)	$ 264	$ 124	$ 34	$ 47	$ 9	$ (299)	$ 705
Impairment of assets	-	19	45	3	-		-	5	-	-	72
Restructuring costs	-	69	-	-	-	-	-	-	(2)	-	67
Non-service cost of U.S. based pension	-	(5)	-	-	-	-	(1)	-	-	-	(6)
FIFO impact unfavorable	-	-	94	-	-	-	-	-	-	-	94
Certain share-based compensation expense	-	(3)	9	-	2	-	-	-	-	-	8
Major scheduled turnaround expense	-	-	5	-	-	-	-	-	-	-	5
Net loss on extinguishment of debt	-	31	-	-	1	-	12	-	-	108	152
Unrealized gain on certain derivatives	-	-	(41)	-	-	-	-	-	-	-	(41)
Other	-	24	-	(1)	2	(58)	2	(6)	(2)	(4)	(43)
Adjusted EBITDA attributable to Icahn Enterprises	$ (162)	$ 497	$ 415	$ (15)	$ 269	$ 66	$ 47	$ 46	$ 5	$ (155)	$ 1,013

35

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 2013

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	$ 1,902	$ 263	$ 479	$ (28)	$ 139	$ 19	$ 43	$ 17	$ (16)	$ (374)	$ 2,444
Interest expense, net	10	108	47	-	40	13	22	4	-	300	544
Income tax expense (benefit)	-	(180)	195	(20)	31	3	(51)	-	-	(96)	(118)
Depreciation, depletion and amortization	-	296	208	26	92	34	21	23	8	-	708
EBITDA before non-controlling interests	$ 1,912	$ 487	$ 929	$ (22)	$ 302	$ 69	$ 35	$ 44	$ (8)	$ (170)	$ 3,578
Impairment of assets	-	8	-	2	-	3	-	2	1	-	16
Restructuring costs	-	40	-	-	-	-	-	-	10	-	50
Non-service cost of U.S. based pension	-	2	-	-	-	-	3	-	-	-	5
FIFO impact unfavorable	-	-	(21)	-	-	-	-	-	-	-	(21)
OPEB curtailment gains	-	(19)	-	-	-	-	-	-	-	-	(19)
Certain share-based compensation expense	-	5	18	-	5	-	-	-	-	-	28
Net loss on divestitures	-	60	-	-	-	-	-	-	-	-	60
Net loss on extinguishment of debt	-	-	(5)	-	-	5	-	-	-	-	-
Unrealized gain on certain derivatives	-	-	(51)	-	-	-	-	-	-	-	(51)
Other	-	8	(1)	2	4	(11)	29	-	(2)	-	29
Adjusted EBITDA before non-controlling interests	$ 1,912	$ 591	$ 869	$ (18)	$ 311	$ 66	$ 67	$ 46	$ 1	$ (170)	$ 3,675
Adjusted EBITDA attributable to IEP:											
Net income (loss)	$ 812	$ 250	$ 289	$ (28)	$ 30	$ 13	$ 32	$ 17	$ (16)	$ (374)	$ 1,025
Interest expense, net	4	88	32	-	11	9	16	4	-	300	464
Income tax expense (benefit)	-	(191)	162	(20)	9	2	(36)	-	-	(96)	(170)
Depreciation, depletion and amortization	-	234	121	26	35	23	15	23	8	-	485
EBITDA attributable to Icahn Enterprises	$ 816	$ 381	$ 604	$ (22)	$ 85	$ 47	$ 27	$ 44	$ (8)	$ (170)	$ 1,804
Impairment of assets	-	7	-	2	-	2	-	2	1	-	14
Restructuring costs	-	31	-	-	-	-	-	-	10	-	41
Non-service cost of U.S. based pension	-	2	-	-	-	-	2	-	-	-	4
FIFO impact unfavorable	-	-	(15)	-	-	-	-	-	-	-	(15)
OPEB curtailment gains	-	(15)	-	-	-	-	-	-	-	-	(15)
Certain share-based compensation expense	-	4	13	-	3	-	-	-	-	-	20
Net loss on divestitures	-	46	-	-	-	-	-	-	-	-	46
Net loss on extinguishment of debt	-	-	(3)	-	-	3	-	-	-	-	-
Unrealized gain on certain derivatives	-	-	(43)	-	-	-	-	-	-	-	(43)
Other	-	6	-	2	23	(7)	21	-	(2)	-	43
Adjusted EBITDA attributable to Icahn Enterprises	$ 816	$ 462	$ 556	$ (18)	$ 111	$ 45	$ 50	$ 46	$ 1	$ (170)	$ 1,899

36

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 2012

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	$ 372	$ (22)	$ 338	$ (58)	$ 92	$ 30	$ 6	$ 19	$ (27)	$ 12	$ 762
Interest expense, net	2	136	38	-	57	12	21	5	-	283	554
Income tax (benefit) expense	-	(29)	182	(1)	42	4	5	-	-	(284)	(81)
Depreciation, depletion and amortization	-	289	128	26	83	32	18	23	8	-	607
EBITDA before non-controlling interests	**$ 374**	**$ 374**	**$ 686**	**$ (33)**	**$ 274**	**$ 78**	**$ 50**	**$ 47**	**$ (19)**	**$ 11**	**$ 1,842**
Impairment	-	98	-	18	-	2	-	-	11	-	129
Restructuring	-	26	-	-	-	-	1	-	4	-	31
Non-service cost of U.S. based pension	-	35	-	-	-	-	3	-	-	-	38
FIFO impact unfavorable	-	-	71	-	-	-	-	-	-	-	71
OPEB curtailment gains	-	(51)	-	-	-	-	-	-	-	-	(51)
Certain share-based compensation expense	-	(4)	33	-	5	-	-	-	-	-	34
Major scheduled turnaround expense	-	-	107	-	-	-	-	-	-	-	107
Expenses related to certain acquisitions	-	-	6	-	-	-	-	-	-	-	6
Net loss on extinguishment of debt	-	-	6	-	2	2	-	-	-	-	10
Unrealized loss on certain derivatives	-	-	68	-	-	-	-	-	-	-	68
Other	-	35	-	(1)	(2)	(3)	3	-	1	-	33
Adjusted EBITDA before non-controlling interests	**$ 374**	**$ 513**	**$ 977**	**$ (16)**	**$ 279**	**$ 79**	**$ 57**	**$ 47**	**$ (3)**	**$ 11**	**$ 2,318**
Adjusted EBITDA attributable to IEP:											
Net income (loss)	$ 157	$ (24)	$ 263	$ (58)	$ 29	$ 21	$ 4	$ 19	$ (27)	$ 12	$ 396
Interest expense, net	1	105	31	-	8	8	15	5	-	283	456
Income tax (benefit) expense	-	(22)	149	(1)	23	3	4	-	-	(284)	(128)
Depreciation, depletion and amortization	-	224	105	26	13	22	13	23	8	-	434
EBITDA attributable to Icahn Enterprises	**$ 158**	**$ 283**	**$ 548**	**$ (33)**	**$ 73**	**$ 54**	**$ 36**	**$ 47**	**$ (19)**	**$ 11**	**$ 1,158**
Impairment	-	76	-	18	-	1	-	-	11	-	106
Restructuring	-	20	-	-	-	-	1	-	4	-	25
Non-service cost of U.S. based pension	-	27	-	-	-	-	2	-	-	-	29
FIFO impact unfavorable	-	-	58	-	-	-	-	-	-	-	58
OPEB curtailment gains	-	(40)	-	-	-	-	-	-	-	-	(40)
Certain share-based compensation expense	-	(3)	27	-	3	-	-	-	-	-	27
Major scheduled turnaround expense	-	-	88	-	-	-	-	-	-	-	88
Expenses related to certain acquisitions	-	-	4	-	-	-	-	-	-	-	4
Net loss on extinguishment of debt	-	-	5	-	1	1	-	-	-	-	7
Unrealized loss on certain derivatives	-	-	57	-	-	-	-	-	-	-	57
Other	-	27	-	(1)	-	(2)	2	-	1	-	27
Adjusted EBITDA attributable to Icahn Enterprises	**$ 158**	**$ 390**	**$ 787**	**$ (16)**	**$ 77**	**$ 54**	**$ 41**	**$ 47**	**$ (3)**	**$ 11**	**$ 1,546**

37

Adjusted net income attributable to Icahn Enterprises reconciliation 38 ($ in millions) 2014 2013 2014 2013 Net (loss) income attributable to Icahn Enterprises (478)$ 222$ (373)$ 1,025$ Loss (gain) on extinguishment of debt attributable to Icahn Enterprises - 3 152 - Adjusted net income attributable to Icahn Enterprises (478)$ 225$ (221)$ 1,025$ Three Months Ended December 31, Twelve Months Ended December 31, The following is a reconciliation of net income attributable to Icahn Enterprises, presented and reported in accordance to U.S. generally accepted accounting principles, to adjusted net income attributable to Icahn Enterprises, adjusted for gains or losses on extinguishment of debt attributable to Icahn Enterprises: